FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

     This First Amendment to Agreement of Sale and Purchase
("Amendment") is entered into effective as of November 25, 1996, by and between Walden Residential Properties, Inc., a Maryland corporation ("Purchaser") and Nashboro Village Apartments, L.P., a Delaware limited partnership ("Seller").

                            BACKGROUND

     A. Seller and Purchaser entered into that certain Agreement of Sale and Purchase ("Agreement") covering a certain parcel of real property located in the City of Nashville, Tennessee, more commonly known as the Nashboro Village Apartments and more particularly described in the Agreement.

     B. Seller and Purchaser now desire to amend the Agreement as provided below.

                            AGREEMENT

     1. Defined Terms. All capitalized terms used but not defined herein shall have the same meanings given such terms in the Agreement.

     2. Inspection Period. The Agreement hereby is amended to provide that the Inspection Period hereby is extended to 5:00 p.m., Dallas, Texas time, on December 6, 1996 ("Extended Inspection
Date").

     3. Earnest Money. Upon expiration of the Inspection Period without termination of the Agreement by Purchaser, Purchaser shall, on the Extended Inspection Date, deposit with the Title Company the amount of $250,000 ("Additional Deposit") as additional Earnest Money, which Additional Deposit shall become a part of the Earnest Money, subject to the terms and conditions of the Agreement as modified hereby.

     4. Ratification. The Agreement remains in full force and effect as expressly modified by this Amendment and hereby is ratified and confirmed by the parties thereto. If there is a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment control.

     5. Counterparts. This Amendment may be executed in several counterparts (including by telecopy with originals to follow as soon as possible), all of which are identical and all of which together shall constitute one and the same instrument.

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     EXECUTED effective as of the date first written above.

                              Seller:

                              NASHBORO VILLAGE APARTMENTS, L.P.,
                              a Delaware limited partnership

                              By:  NVA, INC.,
                                   a Delaware corporation,
                                   General Partner

                                   By:  _________________________
                                        Name:  __________________
                                        Title: __________________

                              Purchaser:

                              WALDEN RESIDENTIAL PROPERTIES, INC.,
                              a Maryland corporation

                              By:  ______________________________
                                   Name:  _______________________
                                   Title:  ________________________